Exhibit 99.(h)(24)

AMENDMENT TO THE STATE REGISTRATION SERVICES AGREEMENT

This Amendment to the State Registration Services Agreement (the “Amendment”) is made as of March 10, 2009 by and between TD ASSET MANAGEMENT USA FUNDS INC. (“TD”) and PNC Global Investor Servicing Inc. f/k/a PFPC INC. (“PNC”)

BACKGROUND:

A.	TD and PNC (successor to ClearSky Corporation) are parties to a State Registration Services Agreement dated as of November 27, 1995, as amended (the “Agreement”).

B.	The parties desire to amend the Agreement to add a series of the Fund to the Agreement

TERMS:

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	TDAM Global Sustainability Fund is included as series of the Fund under the Agreement for all purposes.

2.	Except as specifically amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

TD ASSET MANAGEMENT USA FUNDS INC.

By:	/s/ Mark Bell

Name:	Mark Bell
Title:	President

PFPC INC.

By:	/s/ Kevin Caravella

Name:	Kevin Caravella
Title:	SVP